ZanthoSyn® from Cardax Now Available at

3,000+ GNC Corporate Stores in the U.S.

GNC is the Exclusive “Brick-and-Mortar” Retailer of ZanthoSyn® in the United States

HONOLULU, December 7, 2017 /PRNewswire/ — Cardax, Inc. (OTCQB: CDXI) announced today that ZanthoSyn®, the Company’s premium astaxanthin dietary supplement for inflammatory health and longevity, is now available at more than 3,000 corporate stores across the U.S. owned and operated by GNC Holdings, Inc. (“GNC”). This nation-wide availability builds on Cardax’s previously announced national purchase order and mutual exclusivity agreement with GNC.

With approximately 9,000 retail locations worldwide, GNC is the leading specialty retailer of health, wellness, and performance products. GNC sales associates at its more than 3,000 corporate stores can also assist customers by arranging for free home delivery of ZanthoSyn® via the “GNC Delivers” service. GNC’s more than 1,100 franchise stores also have the option to stock ZanthoSyn®.

“GNC is an ideal retail channel for us,” said David G. Watumull, Cardax CEO. “Moving from our first conversation to becoming the top selling product in Hawaii GNC stores and forging an exclusive brick-and-mortar national distribution agreement in less than a year speaks to our strong working relationship and the growing profile of the ZanthoSyn® brand. This progress is also powered by a very enthusiastic response from consumers to ZanthoSyn® as a premium astaxanthin dietary supplement for inflammatory health and longevity.”

Cardax plans to drive ZanthoSyn® sales nationally through its two-pronged approach, modeled after Cardax’s successful program in Hawaii:

●	Physician outreach and education, where ZanthoSyn® is positioned as the first safe, physician friendly, anti-inflammatory for health and longevity, and GNC serves as a convenient and credible distribution channel for physicians recommending ZanthoSyn®

●	GNC store outreach, education, and in-store sales support, building on the ability to utilize ZanthoSyn® as a foundation of health, wellness, and performance regimens

The Company’s relationship with GNC reflects Cardax’s mission to develop and commercialize the safest, most effective anti-inflammatory products for health and longevity. Cardax is also developing and commercializing CDX-085, its next generation patented ZanthoSyn® product for highly concentrated astaxanthin product applications.

“Moving from Hawaii to all U.S. corporate GNC stores is a major achievement that underscores our vision and strategy to become the inflammatory health, anti-aging leader,” added George W. Bickerstaff, Cardax Chairman.

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing dietary supplements. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory that supports health and longevity.* The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn®

ZanthoSyn® is a physician recommended anti-inflammatory supplement for health and longevity that features astaxanthin with optimal absorption and purity.* ZanthoSyn® is sold online and in GNC stores. ZanthoSyn® contains astaxanthin, which is Generally Recognized as Safe (GRAS) according to FDA regulations.

About Astaxanthin

Astaxanthin is a clinically studied compound with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, liver health, and longevity.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.